Exhibit 10.12

FBR CAPITAL MARKETS CORPORATION

OPTION TO PURCHASE SHARES OF

COMMON STOCK OF FBR CAPITAL MARKETS CORPORATION

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.

FOR VALUE RECEIVED, FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (the “Company”), hereby certifies that Forest Holdings LLC, its successors or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Option, to purchase from the Company, at the times specified herein, a number of fully paid and non-assessable shares of Common Stock par value $0.001 per share, of the Company (the “Common Stock”) equal to the Option Share Amount at a purchase price per share equal to the Exercise Price. The Option Share Amount and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

1. Definitions. (a) The following terms, as used herein, have the following meanings:

“Exercise Price” means $17.14 per share of Common Stock, as such amount may be adjusted pursuant to Sections 8 and 9 hereof.

“Fair Market Value” means, with respect to any security on any date, (A) if such security is listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such date as reported on the NYSE Composite Transactions Tape; (B) if such security is listed and traded on The NASDAQ Stock Market, Inc. (“NASDAQ”) or another national securities exchange, the last reported sale price or closing price, as the case may be, on such date as reported by NASDAQ or such principal securities exchange; (C) if such security is actively traded over-the-counter, the average of the highest reported bid and lowest reported asked price on such date. If on any determination date there is no active public market for such security, and with respect to other property or assets, the Fair Market Value shall be the fair market value thereof as determined in good faith by the Board; provided that if the Holder shall object to any such determination by the Board, the Company shall retain an investment bank of national reputation and stature reasonably acceptable to the Holder to conduct a valuation of such property or assets, such valuation to be binding upon the Holder and the Company. The cost of retaining such investment bank shall be shared equally by the Company and the Holder.

“Investment Agreement” means the Investment Agreement dated as of July 19, 2006, among the Company, the Holder and Forest Holdings LLC, as amended from time to time.

“Option Shares” means the shares of Common Stock deliverable upon exercise of this Option, as adjusted from time to time in accordance herewith.

“Option Share Amount” means 2,465,671 shares of Common Stock, as such number may be adjusted pursuant to Sections 8 and 9 hereof.

(b) Terms used herein but not defined shall have the respective meanings set forth in the Investment Agreement.

2. Exercise or Exchange of Option. (a) The Holder is entitled to exercise this Option in whole or in part at any time, from time to time, until July 20, 2012 or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Option, the Holder shall execute and deliver to the Company an Option Exercise Notice substantially in the form annexed hereto. No later than five Business Days after delivery of the Option Exercise Notice, the Holder shall deliver to the Company this Option, including the Option Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment (in the manner described in the following paragraph) of the applicable Exercise Price. Upon such delivery and payment, the exercise will be effective and the Holder shall be deemed to be the holder of record of the Option Shares subject to such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Option Shares shall not then be actually delivered to the Holder. If such delivery and payment does not occur within five Business Days after delivery of the Option Exercise Notice, the Option Exercise Notice shall become null and void.

The Exercise Price may be paid in cash by wire transfer in immediately available funds as directed by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company or by any combination of such cash or check.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes (“Taxes”) payable in respect of the issue or delivery of the Option Shares.

(c) If the Holder exercises this Option in part, this Option shall be surrendered by the Holder to the Company and a new Option of the same tenor and for the unexercised number of Option Shares shall be executed by the Company. The Company shall register the new Option in the name of the Holder or in such name or names of its transferee pursuant to Section 6 hereof (provided, that the Holder and/or such transferee shall be liable for any Taxes resulting from such transfer) as may be directed in writing by the Holder and deliver the new Option to the Person or Persons entitled to receive the same.

(d) Upon surrender of this Option in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Option appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the Person in whose name this Option is registered on the records of the Company regarding registration and transfers of the Options, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5 below.

(e) In lieu of exercising the Option pursuant to Section 2(a) (but in all other respects in accordance with the exchange procedure set forth in Section 2(a), as it may be adjusted to reflect the exchange referred to herein, except that in lieu of the Option Exercise Notice, the Holder shall deliver a written notice of exchange containing information similar to that contained in the Option Exercise Notice), the Holder may elect to convert this Option into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the following formula:

X = (A - B) x C A

where

X =	the number of shares of Common Stock issuable upon exchange pursuant to this Section 2(e)

A =	the Fair Market Value of one share of Common Stock on the day immediately preceding the date on which the Holder delivers notice of the exchange to the Company pursuant to Section 2(a)

B =	the Exercise Price

C =	the number of Options to be exchanged pursuant to Section 2(a)

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exchange pursuant to this Section 2(e).

3. Restrictive Legend. Any certificates representing Option Shares shall bear a legend or legends substantially in the form of the legend(s) set forth in Section 10.15 of the Investment Agreement to the extent the Applicable Stock (as defined in the Investment Agreement) are required to bear such legends.

4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Option such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Option as will be sufficient to permit the exercise in full of this Option. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, and, shall be free and clear of all liens, security interests, charges and other encumbrances or (other than as set forth in the Governance Agreement) restrictions on sale and free and clear of all preemptive rights.

5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock at the date of delivery of the Option Exercise Notice.

6. Exchange, Transfer or Assignment of Option. (a) This Option is exchangeable for multiple Options exercisable into an aggregate number of shares of Common Stock equal to the Option Share Amount, as requested by the Holder surrendering the same. No service charge will be charged to the Holder for such exchange.

(b) The Holder may transfer or assign this Option or any portion hereof or its rights or interest in and to this Option or any portion hereof to any of its Affiliates provided, that the Holder shall be responsible for any and all Taxes resulting from such transfer or assignment. Each permitted assignee, transferee and pledgee shall have all of the rights of the Holder under this Option. Any transfer or assignment of this Option shall be made in compliance with all applicable federal and state securities laws.

(c) Each taker and holder of this Option by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Option, will, with respect to the Option Shares, be subject to the provisions of, and will have the benefits of, the Governance Agreement and the Registration Rights Agreement to the extent set forth therein (including the transfer restrictions therein).

(d) Upon surrender of this Option to the Company, together with the attached Option Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Option in the name of the assignee or assignees named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Option shall promptly be canceled.

7. Loss or Destruction of Option. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, or upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date provided, that the Company shall be entitled to require that the Holder deliver to the Company a customary indemnity bond.

8. Anti-dilution Provisions. So long as this Option is outstanding, the Exercise Price shall be subject to change or adjustment as follows:

(a) (i) If the Company shall issue or sell, after the Closing Date (for the avoidance of doubt, excluding any and all shares of Common Stock issued in connection with the 144A Offering), any Additional Securities without consideration or for a consideration per share less than the Exercise Price for this Option in effect immediately prior to the issuance of such Additional Securities, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) equal to:

(O*P)+A/T

where:

O = the number of shares of Common Stock outstanding immediately prior to such issue or sale

P = the Exercise Price in effect prior to adjustment

A = the aggregate amount of consideration received by the Company in respect of the Additional Securities

T = the number of shares of Common Stock outstanding immediately after the issue or sale of the Additional Securities.

(ii) No adjustment of such Exercise Price shall be made in an amount less than one cent per share; provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in the first to occur of (1) any subsequent adjustment made prior to two years from the date of the event giving rise to the adjustment being carried forward, or (2) at the end of two years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Section 8(a)(iv)(C) or Section 8(d), no adjustment of such Exercise Price pursuant to this Section 8(a) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

(iii) In the case of an issuance of Additional Securities for cash, the value of the consideration received for such Additional Securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of an issuance of Additional Securities in whole or in part for consideration other than cash, the value of the consideration received for such Additional Securities shall be deemed to be the Fair Market Value thereof before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. Notwithstanding anything herein to the contrary, if any Additional Securities, options to purchase or rights to subscribe for Additional Securities, or securities by their terms convertible into or exchangeable for Additional Securities or options to purchase or rights to subscribe for such convertible or exchangeable securities, shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Additional Securities, options, rights or securities, as the case may be.

(iv) In the case of the issuance of options to purchase or rights to subscribe for Additional Securities, securities by their terms convertible into or exchangeable for Additional Securities or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 8(a) and Section 8(b):

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 8(a)(iii)), if any, to be received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, to be received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 8(a)(iii)).

(C) In the event of any change in the number of shares of Common Stock (other than as a result of a stock split, stock dividend or similar event) deliverable or in the consideration payable to the Company upon exercise of such outstanding options or rights or upon conversion of or in exchange for such outstanding convertible or exchangeable securities (including a change resulting from the antidilution provisions thereof) and in the event such options, rights or securities expire unexercised, the applicable Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change or expiration, but (in the case of any such change) no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 8(a)(iv)(A) and 8(a)(iv)(B) shall be appropriately adjusted to reflect any change of the type described in Section 8(a)(iv)(C).

(v) The adjustments described in this Section 8(a) shall be made successively upon each such sale or issuance of Additional Securities.

(b) “Additional Securities” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 8(a)(iv)) by the Company after the Closing Date other than shares of Common Stock issued or issuable:

(1) pursuant to a transaction described in Section 8(c) hereof; or

(2) to employees, consultants, directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved from time to time by the stockholders and Board.

(c) In the event the Company should at any time or from time to time after the Closing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Option shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to the Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection Section 8(a)(iv).

(d) If the number of shares of Common Stock outstanding at any time after the Closing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Option shall be decreased in proportion to such decrease in outstanding shares.

(e) In the event that the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (excluding dividends payable in Common Stock Equivalents and for which an adjustment is made pursuant to Section 8(c) hereof and excluding cash), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of one share of Common Stock in effect immediately prior to such record date, less the Fair Market Value of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value of one share of Common Stock in effect immediately prior to such record date.

(f) In the event that the Company shall fix a record date for the making of a cash distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price to be in effect after such record date shall be reduced by an amount equal to the portion of such cash distribution to be received by a holder of one share of Common Stock on such record date.

(g) The adjustments described in Sections 8(c) through 8(f) shall be made successively whenever such a record date is fixed; and in the event that such distribution or combination is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

9. Consolidation, Merger, or Sale of Assets. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) of the Company with or into another entity, or any sale or conveyance of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Company shall cause effective provision to be made so that the Holder shall be entitled to receive, upon exercise or conversion of this Option, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock for which this Option may have been exercised or converted immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance (assuming such holder of Common Stock (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be (“constituent Person”), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities or property (including cash) receivable upon such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance (provided, that if the kind or amount of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance is not the same for each share of Common Stock held immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 9, the kind and amount of securities, cash and other property receivable upon such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares)). Adjustments for events subsequent to the effective date of any such reclassification, reorganization, consolidation, merger or sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. In any such event, effective provisions shall be made in any contract of sale, conveyance, lease or transfer, or otherwise, so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. Notwithstanding anything herein to the contrary, appropriate adjustment shall be made for the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon exercise of this Option. This paragraph shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers.

10. Notices of Record Date, etc. In the event of (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

11. Notices. Unless otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Option must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

FBR Capital Markets Corporation

1001 Nineteenth Street

Arlington, Virginia 22209

Attention: Chief Legal Officer

Fax: (703) 469-1140

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52d Street

New York, New York 10019

Attention: Trevor S. Norwitz

Fax: (212) 403-2333

If to the Holder:

Crestview Partners

667 Madison Avenue

New York, NY 10021

Attention: Jacob Capps

Fax: (212) 906-0750

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Carole Schiffman

Fax: (212) 450-3800

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

12. No Reissuance of Option. No Options acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Options shall be retired.

13. Rights of the Holder. Prior to the exercise of the Option, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

14. Choice of Law and Venue; Waiver of Jury Trial. This Option shall be governed by and construed in accordance with the law of the State of New York. The Company and, by accepting this Option, the Holder hereby irrevocably consent to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts therefrom) in any suit, action or proceeding seeking to enforce any provision of, or based on any suit, action or proceeding arising out of or in connection with, this Option or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 shall be deemed effective service of process on such party. EACH OF THE COMPANY AND, BY ACCEPTING THIS OPTION, THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS OPTION.

15. Entire Agreement; Amendments; Waivers. This Option, the Investment Agreement, the Ancillary Agreements and the other documents referred to herein and therein constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Option nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

16. HSR Act and Rules. Notwithstanding any provision herein to the contrary, in connection with any acquisition of Common Stock (and/or any other voting securities of the Company) as to the HSR Act, would, but for this paragraph, be applicable, any person or entity (as defined under the HSR Act) acquiring such Common Stock (and/or other voting securities of the Company) shall have no right to vote such Common Stock or voting securities until such person or entity has complied with the filing and waiting period requirements of the HSR Act.

IN WITNESS WHEREOF, the Company has duly caused this Option to be signed by its duly authorized officer and to be dated as of July 20, 2006.

FBR CAPITAL MARKETS CORPORATION

By:	/s/ William J. Ginivan
Name:	William J. Ginivan
Title:	SVP, General Counsel and Secretary

Acknowledged and Agreed:

FOREST HOLDINGS LLC

By: Crestview Capital Partners, L.P., as Member

By: Crestview Partners, L.P. its General Partner

By: Crestview, L.L.C., its General Partner

/s/ Thomas S. Murphy, Jr.
Name: Thomas S. Murphy, Jr.
Title: President